Exhibit 10.80

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of May 16, 2006 the “Effective Date”), by and between PARLUX FRAGRANCES, INC., a Delaware corporation (“Seller”), and K/H - SUNRISE, LLC, a Missouri limited liability company (“Purchaser”).

WITNESSETH:

ARTICLE 1.

PURCHASE AND SALE

1.1.

Agreement of Purchase and Sale.

Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:

(a)

The parcel of real property located in the City of Sunrise, Broward County, Florida legally described on Exhibit “A” hereto attached, said parcel being improved with a warehouse building having an address of 13700 N.W. 2nd Street, Sunrise, Florida, together with all and singular the rights and appurtenances pertaining to said parcel, including all right, title and interest of Seller (if any) in and to adjacent streets, alley or rights of way (the property described in this clause (a) of this Section 1.1 being hereinafter referred to as the “Land”);

(b)

the building, structures, fixtures and other improvements on the Land, including specifically, without limitation, the certain building referred to in clause (a) above (the property described in this clause (b) of this Section 1.1 being herein referred to collectively as the “Improvements”, and the Land and the Improvements being hereinafter sometimes collectively referred to as the “Real Property”);

(c)

all of Seller’s right, title and interest in and to any tangible personal property owned by Seller and located upon the Land or within the Improvements, including specifically, without limitation, the work stations, storage racks and warehouse pick line now installed in the building, but excluding any inventory of Seller, (the property described in clause (c) of this Section 1.1, other than the excluded items, being herein referred to collectively as the “Tangible Personal Property”).

1.2.

Property Defined. The Land, the Improvements and the Tangible Personal Property are hereinafter sometimes referred to collectively as the “Property.”

1.3.

Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article 2 hereof (hereinafter referred to collectively as the “Permitted Exceptions”).

1.4.

Purchase Price. Seller is to sell and Purchaser is to purchase the Property for an aggregate purchase price of FIFTEEN MILLION AND NO/100 ($15,000,000.00) DOLLARS (the “Purchase Price”).

1.5.

Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be paid by Purchaser assuming the existing mortgage on the Property as provided in Section 1.6 and paying the balance of the Purchase in cash at closing, receiving credit against the cash for (a) the payment of Twenty-Five Thousand ($25,000.00) Dollars made by Purchaser to Seller pursuant to the letter of intent dated May 5, 2006 executed by the parties, and (b) the Earnest Money Deposit by Purchaser pursuant to Section 1.7, to be paid to Seller at closing by Escrow Agent. The cash due from Purchaser at closing shall be paid by wire transfer of immediately available federal funds to Escrow Agent who shall then wire such funds to Seller pursuant to written instruction from Seller.

1.6.

Assumption of GE Mortgage. Purchaser shall assume the existing mortgage encumbering the Property given by Seller in favor of GE Commercial Finance Business Property Corporation, a Delaware corporation (“GE”) in the remaining principal balance at closing in the approximate amount of $12,590,000.00. The mortgage is hereinafter referred to as the “GE Mortgage”. Purchaser shall promptly make application to GE for the assumption of the GE Mortgage, including the release of liability of Seller thereon, and shall pay all cost of such assumption including but not limited to the assumption fee charged by the holder of the GE Mortgage and any documentary stamps and intangible tax payable on the document of assumption. Purchaser shall execute the document of assumption and all related documents required by the holder of the GE Mortgage in such form and content as shall be reasonably required by said holder.

Purchaser acknowledges that it has received a copy of the recorded GE Mortgage and the Promissory Note which it secures and acknowledges that the consent of the holder of the Mortgage is required for the transfer of the Property to Purchaser and the assumption by Purchaser of the Mortgage. Purchaser shall use best efforts to obtain such consent to the transfer of the Property and assumption of the Mortgage with release of Seller’s liability on the Mortgage and the indebtedness it secures, and Seller shall extend reasonable cooperation for that purpose.

If the holder of the GE Mortgage shall fail to consent in writing to the transfer of the property to Purchaser and release of Seller on or before June 14, 2006, or if purchaser shall elect to proceed to close the purchase of the Property on an all cash basis providing the amount required to close from other sources provided or engaged by Purchaser, then notwithstanding any other provision of this Agreement, the sale and purchase of the Property shall proceed on an all cash basis with the GE Mortgage being satisfied from closing proceeds and Purchaser paying all costs of its financing and the Prepayment Fee required under the terms of the GE Mortgage and the Note it secures for the payment and satisfaction of that Mortgage and other costs incident to any such financing and the satisfaction of the GE Mortgage. In such event, the provisions of Section 1.5 shall be deemed amended to eliminate the assumption of the GE Mortgage and to provide for the Purchase Price, as increased and decreased by prorations and adjustments, to be paid in cash at closing with credit for the payment made by Purchaser under the letter of intent therein referenced and the Earnest Money deposit.

1.7.

Earnest Money. Simultaneously with the execution and delivery of this Agreement by Purchaser, Purchaser is depositing in good funds with Escrow Agent Two Hundred Twenty-Five Thousand and No/100 ($225,000.00) Dollars (the “Earnest Money”).

ARTICLE 2.

TITLE AND SURVEY

2.1.

Title Examination; Commitment for Title Insurance. Within twenty (20) days after the Effective Date (“Title Examination Period”) Purchaser shall obtain at its cost from a title insurance company authorized to transact business in the State of Florida (the “Title Company”) a commitment for a title policy insuring Purchaser as owner in the amount of the Purchase Price and shall, within the Title Examination Period furnish a copy of the title commitment to Seller’s attorneys, Peckar & Abramson, attention Joseph B. Reisman.

2.2.

Survey. During the Title Examination Period, Purchaser may cause an accurate survey of the Property to be made at Purchaser’s sole cost and expense by a surveyor licensed in the State of Florida (the “Survey”). Any such survey shall comply with the Minimum Technical Standards for Land Surveying in Florida of the Florida Board of Land Surveyors pursuant to Florida Statutes Section 472.027.

2.3.

Title Objections; Cure of Title Objections. Purchaser shall have until 5:00 p.m. (local time at the Property) on the last day of the Title Examination Period (the “Title Objection Deadline”) to notify Seller of such objections (“Title Objections”) as Purchaser may have to anything contained in the Title Commitment or the Survey, other than the Permitted Exceptions described in clauses (a) through (d) of Section 2.4. Any item contained in the Title Commitment or any matter shown on the Survey to which Purchaser does not object on or before the Title Objection Deadline shall be deemed a Permitted Exception. In the event Purchaser shall notify Seller of objections to title or to matters shown on the Survey on or before the Title Objection Deadline, Seller shall use reasonable diligence to attempt to cure such objections, and shall have until the thirtieth (30th ) day after receipt of notice from Purchaser of Title Objection to do so and, if required, the Closing Date hereinafter provided shall be extended to the end of said thirty (30) day period. Except for the satisfaction or removal of liens which may be satisfied by payment of liquidated amounts, Seller shall not be obligated to expend more than $20,000.00 in the aggregate, including reasonable attorney’s fees, nor to initiate any actions in the attempt to cure such objections. If Purchaser shall notify

Seller of any Title Objection or Objections prior to the Title Objection Deadline, Seller shall, with reasonable diligence, subject to the above stated limitations, proceed to attempt to cure such objections. If Seller is unable to effect a cure prior to the Closing, Purchaser shall have the following options:  (a) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matter objected to by Purchaser which remains uncured, and without reduction of the Purchase Price; or (b) to terminate this Agreement by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. Notwithstanding anything contained herein to the contrary, Seller shall be obligated at Closing to fully discharge or bond off all mortgages of Seller and all monetary liens against the Property or any part thereof, (except the GE Mortgage, if assumed by Purchaser), regardless of whether Purchaser objects to same, and Closing proceeds may be so applied.

2.4.

Conveyance of Title. At Closing, Seller shall convey and transfer the Property to Purchaser by special warranty deed. It shall be a condition to Purchaser’s obligation to close this transaction that title to the Real Property conveyed and transferred to Purchaser shall be such  title to Real Property as will enable the Title Company to issue to Purchaser an ALTA Owner’s Policy of Title Insurance (the “Title Policy”) covering the Real Property, in the full amount of the Purchase Price, subject to the following matters, which shall be deemed to be Permitted Exceptions:

(a)

the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

(b)

local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; and

(c)

such other exceptions, if any, as Purchaser shall approve pursuant to Section 2.3 or 2.5 hereof.

(d)

the matters stated on Exhibit “B” attached hereto (“Permitted  Exceptions”)

2.5.

Pre-Closing “Gap” Title Defects. Whether or not Purchaser shall have furnished to Seller any notice of title objections pursuant to the foregoing provisions of this Agreement, Purchaser may, at or prior to Closing, notify Seller in writing of any objections to title first raised by the Title Company or the Surveyor and first arising between (a) the effective date of the Title Commitment and (b) the date on which the transaction contemplated herein is scheduled to close. With respect to any objections to title set forth in such notice, Seller shall have the same obligation to cure and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement as those which apply to any notice of objections made by Purchaser before the expiration of the Inspection Period.

2.6.

Seller’s Covenant Not to Encumber. Seller agrees that, between the Effective Date and the Closing Date, Seller will not sell, assign, rent, convey (absolutely or as security), grant a security interest and, or otherwise encumber or dispose of, the Property (or any part thereof or estate therein) in any manner that will survive Closing, except as approved in writing by Purchaser or as expressly provided in this Agreement.

ARTICLE 3.

SALE “AS IS”; INSPECTION PERIOD

3.1.

Property Sold and Purchased “As Is”. Purchaser has, prior to execution hereof, made such inspection and investigation of the Property as Purchaser has determined to be required for its purchase of the Property and is satisfied with its condition. The Property is being sold and purchased in its “as is” condition, with all faults, known and unknown, patent and latent. Seller has made and makes no representations or warranties with regard to the condition of the Property or any of its elements and any such representations or warranties are expressly excluded. Nothing in this Section impairs or vitiates the representations and warranties stated in Section 5.1, which remain effective as therein stated. Purchaser shall promptly upon execution hereof deliver to Seller copies of all inspection reports, environmental assessments, and other reports or appraisals with regard to the Property received by Purchaser, and Purchaser shall promptly deliver to Seller copies of any such reports, assessments or appraisals subsequently received by Purchaser.

ARTICLE 4.

CLOSING

4.1.

Time and Place.

The consummation of the transaction contemplated hereby (“Closing”) shall be held at the offices of Peckar & Abramson, attorneys for the Seller, in Miami, Florida, on June 28, 2006, or earlier on not less than five (5) days notice by Purchaser to Seller. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3. The date on which the Closing is scheduled to occur hereunder (or, if earlier, the date on which Closing occurs) is sometimes referred to herein as the “Closing Date”. Unless earlier closed, the Closing Date shall be June 28, 2006, time being of the essence.

4.2.

Seller’s Obligations at Closing. At Closing, Seller shall:

(a)

deliver to Purchaser a duly executed special warranty deed (the “Deed”) in recordable form, conveying the Real Property, subject to the Permitted Exceptions;

(b)

deliver to Purchaser a duly executed bill of sale conveying the Tangible Personal Property, with special warranty of title but without warranty, expressed or implied, as to merchantability and fitness for any purpose;

(c)

deliver to Purchaser such evidence as Purchaser’s counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

(d)

deliver to Purchaser an affidavit duly executed by Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act;

(e)

deliver to the Title Company a “gap” affidavit, if required by the Title Company, duly executed by Seller or a representative of Seller, in form and content reasonably satisfactory to Seller;

(f)

deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions;

(g)

deliver such additional documents as shall be reasonably requested by the Title Company or required to consummate the transaction contemplated by this Agreement.

4.3.

Purchaser’s Obligations at Closing. At Closing, Purchaser shall:

(a)

pay to Seller the cash due at Closing as herein provided, in immediately available federal funds wire transferred to Escrow Agent’s Account pursuant to Section 1.5 above, it being agreed that at Closing the Earnest Money and the additional cash wired to the Escrow Agent for Closing shall be delivered to Seller by wire transfer of immediately available funds and applied towards payment of the Purchase Price;

(b)

if the GE Mortgage is to be assumed, unless previously executed and delivered, execute and deliver to the holder of the GE Mortgage, or its designee, all documents required for the consent of the holder to the transfer of title to the Property to Purchaser and for the assumption of the GE Mortgage by Purchaser and the release therefrom of Seller, or if Purchaser is providing financing from another source deliver to that source all documents required of Purchaser to obtain the funding of such financing at closing;

(c)

deliver to Seller such evidence as Seller’s counsel and/or the Title Company and/or the holder of the GE Mortgage or alternative financing source may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser; and

(d)

deliver such additional documents as shall be reasonably requested by the Title Company or required to consummate the transaction contemplated by this Agreement.

4.4.

Credits and Prorations.

(a)

All income and expenses in connection with the operation of the Property shall be apportioned, as of 12:01 A.M., on the Closing Date, as if Purchaser were vested with title to the Property during the entire Closing Date, such that, except as otherwise expressly provided to the contrary in this Agreement, Seller shall have the benefit of income and the burden of expenses for the day preceding the Closing Date and Purchaser shall have the benefit of income and the burden of expenses for the Closing Date and thereafter. Item (1) below will be prorated on the last available tax and assessment (if any) amounts, subject to reproration in cash when the actual amounts are available, upon request of either Purchaser or Seller, and items (2) and (3) will be prorated at Closing utilizing the information known at that time and a post-closing “true-up” shall take place within thirty (30) days after the Closing Date to adjust said prorations, if necessary. Such prorated items shall include, without limitation, the following:

(1)

ad valorem taxes and assessments levied against the Property (including any personal property taxes on the Tangible Personal Property);

(2)

gas, electricity and other utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring within three (3) days prior to Closing;

(3)

interest on the GE Mortgage, if assumed by Purchaser; and

(4)

any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in Broward County, Florida.

(b)

Notwithstanding anything contained in the foregoing provisions:

(1)

Ad valorem taxes for 2006 shall be prorated based upon the 2005 taxes with November discount. Seller and Purchaser agree that to the extent that the actual taxes and assessments for the year  of Closing differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves when the tax notice for 2006 is issued, at the request of either. The ad valorem taxes for 2005 have been paid.

(2)

As to gas, electricity and other utility charges referred to in Section 4.4(a)(4) above, Seller may on notice to Purchaser elect to pay one or more of all of such items accrued to the Closing Date directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller’s obligation to pay such item directly in such case shall survive the Closing.

(3)

The provisions of this Section 4.4 shall survive Closing.

4.5.

Closing Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction,  and (b) state documentary stamps on the Deed. Purchaser shall pay (u) the fees of any counsel representing Purchaser in connection with this transaction, (v) the premium for the title commitment and Title Policies to be issued to Purchaser and the holder of the GE Mortgage or, if applicable, the alternative financing source, by the Title Company, at Closing, in the amount of the Purchase Price and said Mortgage or alternative financing, respectively, including the premiums charged for any endorsement to the Title Policies, (w) the cost of any Survey, (x) fees for recording the Deed and conveying the Property to Purchaser, (y) recording, documentary stamps and intangible tax on any document of mortgage assumption and any applicable assumption fee, and (z) if the GE Mortgage is not assumed by Purchaser, any Prepayment Fee other cost of satisfaction thereof, other than principal and accrued interest. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

4.6.

Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

(a)

Seller shall have delivered to Purchaser all of the material items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2.

(b)

All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement or not adverse to Purchaser).

(c)

Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

(d)

If being assumed by Purchaser, Seller shall have delivered or caused to be delivered to Purchaser a statement from the holder of the GE Mortgage of the amount of the mortgage being assumed, unless the holder shall have provided such statement directly to Purchaser.

In the event any of the foregoing conditions has not been satisfied on or before the Closing Date, Purchaser shall have the right to terminate this Agreement by written notice given to Seller on or before the Closing Date, whereupon Escrow Agent shall refund the Earnest Money to Purchaser and the parties shall have no further rights, duties or obligations hereunder, other than those which are expressly provided herein to survive the termination of this Agreement; provided, however, that if any of the foregoing conditions has not been satisfied due to a default by Purchaser or Seller hereunder, then Purchaser’s and Seller’s respective rights, remedies and obligations shall instead be determined in accordance with Article 6.

4.7.

Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

(a)

Seller shall have received the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.

(b)

Purchaser shall have delivered to Seller all of the material items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3.

(c)

All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing.

(d)

Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

(e)

All other conditions precedent to Seller’s obligation to consummate the transaction hereunder (if any) which are set forth in this Agreement shall have been satisfied on or before the date of Closing.

In the event any of the foregoing conditions has not been satisfied by the Closing Date, Seller shall have the right to terminate this Agreement by written notice given to Purchaser on the Closing Date, whereupon Escrow Agent shall refund the Earnest Money to Purchaser and the parties shall have no further rights, duties or obligations hereunder, other than those which are expressly provided herein to survive a termination of this Agreement; provided, however, if any of the foregoing conditions has not been satisfied due to a default by Purchaser or Seller hereunder, then Purchaser’s and Seller’s respective rights, remedies and obligations shall instead be determined in accordance with Article 6.

ARTICLE 5.

REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1.

Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date. Such representations and warranties are subject to (i) the Permitted Exceptions, and (ii) all other applicable provisions of this Agreement, including without limitation Article 9. In addition, each individual representation and warranty is qualified to the extent of any applicable information or exception which is otherwise disclosed in another representation or warranty.

(a)

Organization and Authority. Seller has been duly organized and is validly existing as a corporation under the laws of the State of Delaware. Seller has the full right and authority to enter into this Agreement and to transfer the Property pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein. The person signing this Agreement on behalf of Seller is authorized to do so.

Neither the execution and delivery of this Agreement nor any other documents executed and delivered, or to be executed and delivered, by Seller in connection with the transactions described herein, will violate any provision of Seller’s organizational documents or of any agreements, regulations, or laws to or by which Seller is bound. This Agreement has been duly authorized, executed and delivered by Seller, is a valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally; and (ii) the exercise of judicial discretion in accordance with general principles of equity.

(b)

Pending Actions. There is no action, suit, arbitration, administrative or judicial proceeding, or unsatisfied order or judgment pending or, to Seller’s knowledge, threatened against Seller or the Property or the transaction contemplated by this Agreement which could adversely affect Seller’s ability to perform its undertakings under this Agreement.

(c)

The Property is not subject to any lease, occupancy agreement or right of possession in favor of any third party, nor will it be at closing.

(d)

Lease Brokerage. There are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property.

(e)

Governmental Assessments.

Except for the Permitted Exceptions, there are no pending or, to the best of Seller’s knowledge, threatened liens, special assessments, or impositions against the Property by any governmental or public authority.

(f)

Condemnation. No condemnation proceedings relating to the Property are pending or, to Seller’s knowledge, threatened.

(g)

Environmental Matters. Seller has received no notice from any governmental authority asserting any ongoing violation of Environmental Laws related to the Property and has no knowledge of the presence or release of Hazardous Materials on or from the Property. The term “Environmental Laws” includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”) and other federal laws governing the environment as in effect on the date of this Agreement together with their implementing regulations and guidelines as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term “Hazardous Materials” includes petroleum as defined in CERCLA and any substance, material, waste, pollutant or contaminant, or similar term which is regulated by local authorities, the State of Florida and/or the federal government, including, but not limited to, asbestos and all other material, substance, waste or similar term which is listed or defined as hazardous or toxic under any Environmental Law, in any case at levels or concentrations requiring remediation or removal in accordance with Environmental Laws.

(h)

Financial Status. Seller is solvent, has not made a general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has Seller filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other proceeding for the relief of debtors in general, nor has any such proceeding been instituted by or against Seller, nor is any such proceeding to Seller’s knowledge threatened or contemplated. The sale of the Property will not render Seller insolvent.

(i)

Contractors and Suppliers. Any and all contractors, subcontractors, suppliers, architects, engineers, and others who have performed services, labor, or supplied material at the instance of Seller in connection with Seller’s acquisition, development, ownership, and management of the Property, and whose lien rights if any have not expired, will have been paid in full as of the Closing Date.

(j)

Seller has not received any notice and has no knowledge that that the Property is in violation of any zoning, building, fire, health, environmental or other law, statute, ordinance, regulation or order of any governmental or public authority applicable to the Property or any private covenants or restrictions encumbering the Property. Seller makes no representation that the Property is in compliance with the requirements or guidelines of the American With Disabilities Act or similar governmental requirements or guidelines relating to accommodation for the disabled. However, Seller does represent that it has not received any notice of noncompliance with such requirements and guidelines from any governmental authority or from any claimed aggrieved person or organization.

(k)

Service Contracts. There are no management, service, supply, equipment rental and similar agreements affecting the Property which will continue in effect after closing without the consent of Purchaser.

(l)

Survival of Seller’s Representations and Warranties. The representations and warranties of Seller set forth in Section 5.1, shall survive Closing for a period of one (1) year after Closing. No claim for a breach of any representation or warranty of Seller shall be actionable or payable unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said one (1) year.

5.2.

Covenants of Seller. Seller hereby covenants with Purchaser, from the  Effective Date until the Closing or earlier termination of this Agreement, as follows:

(a)

Maintenance of Property. Seller shall maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof.

(b)

Execution of New Leases. Seller shall not, without Purchaser’s prior written consent in each instance enter into any lease prior to closing.

(c)

Maintenance of Insurance.

Seller shall keep the Improvements insured against loss or damage (including rental loss) by fire and all risks covered by the Seller’s insurance that is currently in force, to the extent available at substantially the rate last paid for the existing coverage.

(d)

Provide Copies of Notices.

Seller shall furnish Purchaser with a copy of all written notices received by Seller from any governmental authority of any violation of any law, statute, ordinance, regulation or order of any governmental or public authority relating to the Property within five (5) business days following Seller’s receipt thereof.

(e)

Removal and Replacement of Tangible Personal Property. Seller shall not remove any Tangible Personal Property except as may be required for necessary repair or replacement (which repair and replacement shall be of equal quality and quantity as existed as of the time of the removal).

(f)

GE Mortgage. Seller shall maintain the GE Mortgage in good standing and not in default.

5.3.

Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties to Seller as of the Effective Date:

(a)

Organization and Authority. Purchaser is an entity duly organized and validly existing as a corporation, under the laws of the State of Delaware, with the full right and authority to purchase the Property pursuant hereto and to consummate the transactions contemplated herein and all necessary action required to authorize Purchaser to acquire the Property pursuant to this Agreement has been, or will be, taken prior to closing.

(b)

Pending Actions. There is no action, suit, arbitration, administrative or judicial administrative proceeding, or unsatisfied order or judgment pending or, to Purchaser’s  knowledge, threatened against Purchaser or the transaction contemplated by this Agreement which could individually or in the aggregate have a material adverse effect on Purchaser’s ability to consummate the transaction contemplated herein.

5.4.

Survival of Purchaser’s Representations and Warranties. The representations and warranties of Purchaser set forth in Section 5.3 shall survive Closing.

ARTICLE 6.

DEFAULT

6.1.

Default by Purchaser. If Purchaser defaults hereunder, then Seller shall be entitled, as its sole and exclusive remedy, to terminate this Agreement and receive the Earnest Money as liquidated damages for the breach of this Agreement and not as a penalty, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof, Seller hereby expressly waiving and relinquishing any and all other remedies at law or in equity. Seller’s retention of the Earnest Money is intended not as a penalty, but as full liquidated damages. The right to retain the Earnest Money as full liquidated damages is Seller’s sole and exclusive remedy in the event of default hereunder by Purchaser, and Seller hereby waives and releases any right to (and hereby covenants that it shall not) sue Purchaser: (a) for specific performance of this Agreement, or (b) to recover actual damages in excess of the Earnest Money. Purchaser hereby waives and releases any right to (and hereby covenants that it shall not) sue Seller or seek or claim a refund of the Earnest Money (or any part thereof) on the grounds it is unreasonable in amount and exceeds Seller’s actual damages or that its retention by Seller constitutes a penalty and not agreed upon and reasonable liquidated damages. This Section 6.1 is subject to Section 6.4 hereof.

6.2.

Default by Seller.

If Seller defaults hereunder, then Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Earnest Money which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller’s obligation to execute and deliver the documents required to convey the Property to Purchaser in the event of, and only in the event of, Seller’s refusal to so execute and deliver said documents upon tender of the cash and documentation due from Purchaser at Closing, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Purchaser expressly waives its rights to seek damages in the event of Seller’s default hereunder; provided, however, that if Seller’s default constitutes a Seller Wanton Default (as hereinafter defined) and Purchaser makes the election described in clause (a) above, then Purchaser shall also have the right to enforce against Seller a claim for money damages, in an amount equal to the amount of all third-party out-of-pocket costs and expenses incurred by Purchaser in connection with this Agreement and the Property, including without limitation, Property inspection costs, engineering and environmental review costs, and legal fees and expenses, in a total amount not in excess of Fifty Thousand ($50,000.00) Dollars. In no event shall Seller be liable for consequential, speculative, remote or punitive damages, and Purchaser hereby waives any right to seek or collect any such consequential, speculative, remote or punitive damages. “Seller Wanton Default” means any one or more of the following: criminal conduct, fraud, or an intentional and deliberate act or omission of Seller taken on or after the Effective Date that is intended to result in, and does result in, the failure or inability (or substantial impairment of the ability) of Purchaser or Seller to consummate this Agreement or to satisfy the conditions set forth in this Agreement. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money, together with all interest earned thereon, if Purchaser fails to file demand in arbitration for specific performance against Seller on or before thirty (30) days following the date upon which Closing was to have occurred.

6.3.

Notice of Default: Opportunity to Cure. Neither Seller nor Purchaser shall be deemed to be in default hereunder until and unless such party has been given written notice of its failure to comply with the terms hereof and thereafter does not cure such failure within ten (10) business days after receipt of such notice; provided, however, that this Section 6.3 (a) shall not be applicable to a party’s failure to make any deliveries required of such party on the Closing Date, and (b) shall not have the effect of extending the Closing Date.

6.4.

Recoverable Damages. Notwithstanding Sections 6.1 and 6.2 hereof, in no event shall the provisions of Sections 6.1 and 6.2 limit the damages recoverable by either party against the other party due to the other party’s express obligation to indemnify such party in accordance with Section 8.2 of this Agreement.

ARTICLE 7.

RISK OF LOSS

7.1.

Minor Damage. In the event of loss or damage to the Property or any portion thereof which is not “major” (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs or, at Seller’s option, assigns to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly, and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

7.2.

Major Damage. In the event of a “major” loss or damage, Purchaser may  terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be returned to Purchaser. If Purchaser does not elect to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller’s option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly, and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

7.3.

Definition of “Major” Loss or Damage. For purposes of Sections 7.1 and 7.2, “major” loss or damage refers to the following: (a) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the portion of the Property in question to a condition substantially similar to that portion of the Property prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than Two Hundred Fifty Thousand Dollars ($ 250,000.00) or would, in the opinion of said architect, require more than 60 days from notice of the occurrence of the loss or damage received by Seller for repair or restoration, or (b) any material loss due to a condemnation. If Purchaser does not give notice to Seller of Purchaser’s reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.

7.4

Inspection of Repair.  In the event Seller elects pursuant to this Article to repair any damage suffered by the Property, upon completion of repairs Seller shall notify Purchaser who shall have ten (10) days after receipt of such notice to inspect the Property to determine it is in condition contemplated for closing under this Agreement and to give Seller notice of any deficiencies. Seller shall use reasonable diligence to correct any deficiencies and closing shall be delayed pending completion of such correction.

7.5

Holder of GE Mortgage.

Notwithstanding the foregoing provisions of this Article 7, the disposition or application of any insurance proceeds shall be subject to the approval of the holder of the GE Mortgage and no election with regard thereto shall be effective absent such approval.

ARTICLE 8.

COMMISSIONS

8.1.

Broker’s Commission. The parties acknowledge that Cushman & Wakefield (Broker) is the sole broker in this transaction and is to be compensated for its services by Seller. Seller shall pay to Broker upon, but only upon, final consummation of the transaction contemplated herein, a fee in the amount of and pursuant to a separate written agreement between Seller and Broker. Broker has executed this Agreement for the purpose of acknowledging and agreeing that no fee of any nature shall be earned by it or due it if the transaction contemplated herein does not close as a result of Seller’s default, Purchaser’s default or otherwise. At Closing, Broker shall execute and deliver to Seller and Purchaser a release of any lien or claim of lien of Broker with respect to the Property and shall execute and deliver to Purchaser and Seller a general release of any claims arising out of the transaction contemplated in this Agreement.

8.2.

Representation and Indemnity. Purchaser and Seller each hereby represents and warrants to the other that it has not disclosed this Agreement or the subject matter hereof to, and has not otherwise dealt with, any real estate broker, agent or salesman (other than Broker) so as to create any legal right or claim in any such broker, agent or salesman (other than Broker) for a real estate commission or similar fee or compensation with respect to the negotiation and/or consummation of this Agreement or the conveyance of the Property by Seller to Purchaser. Except as provided in Section 8.1 with respect to Broker, Purchaser and Seller hereby indemnify each other against, and agree to hold each other harmless from, any liability or claim (and all expenses, including attorneys’ fees, incurred in defending any such claim or in enforcing this indemnity) for a real estate brokerage commission or similar fee or compensation arising out of or in any way connected with any claimed dealings with the indemnitor and relating to this Agreement or the purchase and sale of the Property.

8.3.

Execution by Broker. Broker has executed this Agreement solely for the purpose of acknowledging and agreeing to the provisions of this Article 8. Broker’s consent to any modification or amendment of any provision of this Agreement other than this Article 8 shall not be required.

8.4.

Survival. This Article 8 shall survive the rescission, cancellation, termination or consummation of this Agreement.

ARTICLE 9.

DISCLAIMERS AND WAIVERS

9.1.

No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein.

9.2.

Disclaimers. Except as expressly set forth in this Agreement, it is understood and agreed that Seller is not making and has not at any time made any warranties or representations of any kind or character, expressed or implied, with respect to the Property, including, but not limited to, any warranties or representations as to habitability, merchantability, fitness for a particular purpose, title (other than Seller’s special warranty of title to be set forth in the Deed), zoning, tax consequences, latent or patent physical or environmental condition, utilities, operating history or projections, valuation, governmental approvals, the compliance of the Property with governmental laws, the truth, accuracy or completeness of the Property documents or any other information provided by or on behalf of Seller to Purchaser, or any other matter or thing regarding the Property. Purchaser acknowledges and agrees that upon closing Seller shall sell and convey to Purchaser and Purchaser shall accept the Property “as is, where is, with all faults”, except to the extent expressly provided otherwise in this Agreement. Purchaser has not relied and will not rely on, and Seller is not liable for or bound by, any expressed or implied warranties, guaranties, statements, representations or information pertaining to the Property or relating thereto made or furnished by Seller, the manager of the Property, or any real estate broker or agent representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing, unless specifically set forth in this Agreement.

Purchaser represents to Seller that Purchaser has conducted such investigations of the Property, including but not limited to, the physical and environmental conditions thereof, as Purchaser deems necessary to satisfy itself as to the condition of the Property, the effect of any law, ordinance or governmental regulation upon the Property, its use or development, present or future, and the existence or nonexistence or curative action to be taken with respect to any Hazardous Substances or toxic substances on or discharged from the Property, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement. Upon Closing, Purchaser shall assume the risk that adverse matters, including but not limited to, construction defects and adverse physical and environmental conditions, may not have been revealed by Purchaser’s investigations, and Purchaser, upon closing, shall be deemed to have waived, relinquished and released Seller (and Seller’s and its partners’ respective officers, directors, shareholders, employees and agents) from and against any and all claims, demands, causes of action (including causes of action in tort), losses, damages, liabilities, costs and expenses (including attorneys’ fees and court costs) of any and every kind or character, known or unknown, which Purchaser might have asserted or alleged against Seller (and Seller’s officers, directors, shareholders, employees and agents) at any time by reason of or arising out of any latent or patent construction defects or physical conditions, violations of any applicable laws (including, without limitation, any environmental laws) and any and all other acts, omissions, events, circumstances or matters regarding the Property.

9.3.

Effect and Survival of Disclaimers. Seller and Purchaser acknowledge that the provisions of this Article 9 are an integral part of this transaction and a material inducement to Seller to enter into this Agreement. Seller and Purchaser agree that the provisions of this Article 9 shall survive Closing or any termination of this Agreement.

ARTICLE 10.

ESCROW AGENT

10.1.

Reliance. Escrow Agent shall be entitled to rely upon, and shall be fully protected from, all liability, loss, cost, damage or expense in acting or omitting to act pursuant to, any notice, opinion, instrument or other writing delivered to it hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document.

10.2.

Duties.

The duties of Escrow Agent are only as herein specifically provided, and are purely ministerial in nature. Escrow Agent shall neither be responsible for or under, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document in connection herewith, and shall be required to act in respect of the Earnest Money only as provided in this Agreement. This Agreement sets forth all the obligations of Escrow Agent with respect to any and all matters pertinent to the escrows contemplated hereunder and no additional obligations of Escrow Agent shall be implied from the terms of this Agreement or any other agreement. Escrow Agent shall incur no liability in connection with the discharge of its obligations under this Agreement or otherwise in connection therewith, except such liability as may arise from the willful misconduct or gross negligence of Escrow Agent.

10.3.

Consultation with Counsel. Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken or omitted to be taken by Escrow Agent in accordance with the advice of such counsel.

10.4.

Modifications. Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by Escrow Agent.

10.5.

Stakeholder. Escrow Agent is acting as a stakeholder only with respect to the Earnest Money. If any dispute arises as to whether Escrow Agent is obligated to deliver the Earnest Money or as to whom the Earnest Money is to be delivered or the amount thereof, Escrow Agent shall not be required to make any delivery, but in such event Escrow Agent may hold the Earnest Money until receipt by Escrow Agent of instructions in writing, signed by all parties which have, or claim to have, an interest in any of the Earnest Money, directing the disposition of the Earnest Money, or in the absence of such authorization, Escrow Agent shall hold the Earnest Money until receipt of a final award in arbitration. Escrow Agent may require, as a condition to the disposition of the Earnest Money pursuant to written instructions, indemnification and/or opinions of counsel, in form and substance satisfactory to Escrow Agent, from each party providing such instructions. If such written instructions, indemnification and opinions are not received, or proceedings for such determination are not commenced, within thirty (30) days after receipt by Escrow Agent of notice of any such dispute and diligently continued, or if Escrow Agent is uncertain as to which party or parties are entitled to the Earnest Money, Escrow Agent may hold the Earnest Money until receipt of (i) such written instructions and indemnification or (ii) a final award in arbitration providing for the disposition of the Earnest Money.

10.6.

Indemnification. Seller and Purchaser jointly and severally agree to reimburse Escrow Agent on demand for, and to indemnify and hold Escrow Agent harmless against and with respect to, any and all loss, liability, damage, or expense (including, without limitation, attorneys’ fees and costs) that Escrow Agent may suffer or incur in connection with the entering into of this Agreement and performance of its obligations under this Agreement or otherwise in connection therewith, except to the extent such loss, liability, damage or expense arises from the willful misconduct or gross negligence of Escrow Agent. Without in any way limiting the foregoing, in the event of any proceeding in arbitration hereunder, Escrow Agent shall be reimbursed by the non-prevailing party for reasonable legal fees and costs incurred by it in acting as escrow agent hereunder.

10.7.

Resignation. Escrow Agent and any successor escrow agent may at any time resign as such by delivering the Earnest Money to either (a) any successor escrow agent designated in writing by Purchaser and Seller, or (b) any such successor escrow agent appointed in arbitration. Upon its resignation and delivery of the Earnest Money as set forth in this Section, Escrow Agent shall be discharged of, and from, any and all further obligations arising in connection with the escrows contemplated by this Agreement.

10.8.

Legal Representation. The parties acknowledge that Escrow Agent is counsel to Seller in connection with the transactions contemplated by this Agreement, and Purchaser waives any objection to the continued representation of Purchaser by Escrow Agent in the event of proceeding in arbitration hereunder between Seller and Purchaser.

10.9.

Survival. The rights of Escrow Agent contained in this Agreement, including without limitation the right to indemnification, shall survive the resignation of Escrow Agent and the termination of the escrows contemplated hereunder.

10.10.

Execution by Escrow Agent. Escrow Agent has executed this Agreement solely for the purpose of acknowledging and agreeing to the provisions of this Article 10. Escrow Agent’s consent to any modification or amendment of this Agreement other than this Article 10 shall not be required.

ARTICLE 11.

ARBITRATION

Any controversy or claim arising out of or relating to this contract, or the breach thereof, including, but not limited to, the deposit held by the Escrow Agent, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any such arbitration shall be held in Broward County Florida.

ARTICLE 12.

MISCELLANEOUS

12.1.

Assignment. Purchaser may not assign its rights under this Agreement without first obtaining Seller’s written approval, which approval shall not be unreasonably withheld or conditioned. No assignment by Purchaser shall release Purchaser of its obligations hereunder.

12.2.

Notices. Any notice, request or other communication (a “notice”) required or permitted to be given hereunder shall be in writing and shall be delivered by hand or overnight courier (such as United Parcel Service or Fed Ex), postage prepaid and addressed to each party at its address as set forth below. Any such notice shall be considered given on the date of such hand or courier delivery, deposit with such overnight courier for next business day delivery, but the time period (if any is provided herein) in which to respond to such notice shall commence on the date of actual delivery by hand or overnight courier. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be delivery and receipt of the notice. By giving at least five (5) days’ prior written notice thereof, any party may from time to time and at any time change its mailing address hereunder. Any notice of any party may be given by such party’s counsel.

The parties’ respective addresses for notice purposes are as follows. Telephone numbers are given for convenience of reference only. Notice by telephone shall not be effective.

If to Purchaser:

K/H - Sunrise, LLC

c/o Kessinger Hunter & Co.

7th Floor

2600 Grand Avenue

Kansas City, Missouri 64108

Telephone No: 816-842-2690

with a copy to:

John C. Hickey

Lewis, Rice & Fingersh, L.C.

1010 Walnut, Suite 500

Kansas City, MO 64106

Telephone No.:  816-472-2510

If to Seller:

Parlux Fragrances, Inc.

Attn:  Frank A. Buttacavoli

3725 S.W. 30th Avenue

Fort Lauderdale, FL 33312

Telephone No.: 954-316-9008 ext. 117

with a copy to:

Joseph B. Reisman, Esquire

Peckar & Abramson

1 S.E. 3rd Avenue, Suite 3050

Miami, Florida 33131

Telephone No. 305-358-2600

If to Escrow Agent:

Joseph B. Reisman, Esquire

Peckar & Abramson

1 S.E. 3rd Avenue, Suite 3050

Miami, Florida 33131

Telephone No. 305-358-2600

12.3.

Modifications. This Agreement cannot be changed orally, and no agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

12.4.

Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State of Florida, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5:00 p.m., Eastern Standard Time.

12.5.

Successors and Assigns. Subject to Section 12.1 hereof, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

12.6.

Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

12.7.

Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. The provisions of this Section 12.7 shall survive Closing.

12.8.

Counterparts. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.

12.9.

Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

12.10.

Applicable Law. This Agreement is performable in the State of Florida and shall in all respects be governed by, and construed in accordance with, the substantive federal laws of the United States and the laws of the State of Florida. Purchaser and Seller agree that the  provisions of this Section 12.10 shall survive the Closing of the transaction contemplated by this Agreement.  Should either party hereto institute any proceeding through arbitration to enforce any provision hereof or for damages by reason of any alleged breach of any provision of this Agreement or for any other remedy, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys’ fees and arbitration costs in connection with said proceeding.

12.11.

No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

12.12.

Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:

Exhibit A	-	Legal Description
Exhibit B	-	Permitted Exceptions

12.13.

Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

12.14.

Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

12.15.

Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:
PARLUX FRAGRANCES, INC. a Delaware corporation
By:	/s/ FRANK A. BUTTACAVOLI
Frank A. Buttacavoli, Executive Vice President
PURCHASER:
K/H - SUNRISE, LLC, a Missouri limited liability company
/s/ JOHN DEHARDT
John DeHardt, Administrative Member

Escrow Agent has executed this Agreement for the limited purposes set forth herein.

ESCROW AGENT:
PECKAR & ABRAMSON
By:	/s/ JOSEPH B. REISMAN	.
Joseph B. Reisman, Esquire

Broker executes this Agreement for the limited purposes set forth in Article 8.

Cushman & Wakefield
By:	/s/ CHRISTOPHER J. METZGER
Christopher J. Metzger

EXHIBIT A

Legal Description

The East 557.02 feet of Parcel 4 of MARINA WEST PARCEL “A”, LESS platted road Right-of-Way, according to the plat thereof in Plat Book 121, Page 17, of the Public Records of Broward County, Florida, also described as:

A portion of FLORIDA FRUIT LANDS COMPANY’S SUBDIVISION NO. 1, lying in Section 3, Township 50 South, Range 40 East, according to the plat thereof recorded in Plat Book 2, Page 17, of the Public Records of Dade County, Florida, more particularly described as follows:

COMMENCE at the East quarter corner of said Section 3; THENCE South 89°40’57” West, along the North boundary of the Southeast one-quarter (SE1/4) Of said Section, 961.29 feet: THENCE South 00°04’33” East, 25.00 feet to the POINT OF BEGINNING: THENCE continue South 00°04’33” East, 116.94 feet to Reference Point “A”, said point being on the arc of a non-tangent curve (radial line through said point bears South 22º55’01” East): THENCE Southwesterly along the arc of said  curve being concave to the Northwest, having a radius of 951.48 feet, a delta of 22°35’58”, and an arc distance of 375.30 feet; THENCE tangent to said curve, South 89°40’57” West. 191.69 feet; THENCE North 00°04’33” West, 190.00 feet; THENCE North 89°40’57” East, 557.03 feet to the POINT OF BEGINNING.

TOGETHER WITH

COMMENCE at the aforesaid Reference Point “A”: THENCE South 00°04’33” East, 86.22 feet to the POINT OF BEGINNING; THENCE continue South 00º04’33” East, 1,122.27 feet to a point on the North Right-of-Way line of North New River Canal as shown on Florida Department of Transportation Right-of-Way Map Section 86080-2513: THENCE North 75°22’59” West along, said line, 575.85 feet: THENCE North 00°04’33” West, 907.02 feet: THENCE North 89°40’57” East, 192.03 feet: THENCE Northeasterly along the arc of a tangent curve being concave to the Northwest, having a radius of 1,031.48 feet, a delta of 20°44’25”, and an arc distance of 373.38 feet to the POINT OF BEGINNING.

Said lands lying and being in the City of Sunrise, Broward County, Florida.

A-1

EXHIBIT B

PERMITTED EXCEPTIONS

1.

Reservation of mineral rights and right of way as reserved by that certain Deed from The Board of Commissioners of the Everglades Drainage District recorded in Deed Book 717, Page 462, being Deed No. 7093; as modified by Release of Reservations recorded in O.R. Book 4917, Page 122, and Non-Use Commitment No. 472 recorded in O.R. Book 12244, Page 918, of the Public Records of Broward County, Florida.

2.

Reservation of mineral rights and right of way as reserved by that certain Deed from The Board of Commissioners of the Everglades Drainage District recorded in Deed Book 728, Page 572, being Deed No. 8060; as modified by Release of Reservations recorded in O.R. Book 4917, Page 126, and Non-Use Commitment No. 471 recorded in O.R. Book 12244, Page 916, of the Public Records of Broward County, Florida.

3.

Easement(s) for the purpose(s) as may be shown below and rights incidental thereto as set forth in a document:

Purpose:

electric utility

O.R. Book 5737, Page 658, of the Public Records of Broward County, Florida.

5.

Easement(s) for the purpose(s) as may be shown below and rights incidental thereto as set forth in a document:

Purpose:  Electric Utility

O.R. Book 5737, Page 659, of the Public Records of Broward County, Florida.

6.

Any rights or interests as indicated by that certain instrument:

Name of Instrument:

Water Agreement

Recorded:

July 1, 1974

O.R. Book 5832, Page 8, as assigned to the City of Sunrise by Assignments recorded in O.R. Book 5948, Page 772, and O.R. Book 7412, Page 335, of the Public Records of Broward County, Florida.

7.

Any rights or interests as indicated by that certain instrument:

Name of Instrument:

Sewerage Agreement

Recorded:

July 1, 1974

O.R. Book 5832, Page 38, as assigned to the City of Sunrise by Assignments recorded in O.R. Book 5948, Page 772, and O.R. Book 7412, Page 335, of the Public Records of Broward County, Florida.

8.

Restrictions (deleting therefrom any restrictions indicating any preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status or national origin), covenants, easement(s), setback(s), if any, as may be shown on the Plat recorded in Plat Book 121, Page 17, as modified by Agreements For Amendment of Notation on Plat recorded in O.R. Book 14357, Page 110, O.R. Book 18042, Page 213, and O.R. Book 22881, Page 775, and Resolution 2001775 vacating road right-of-way and utility easement recorded in O.R. Book 31949, Page 214, of the Public Records of Broward County, Florida.

9.

Easement(s) for the purpose(s) as may be shown below and rights incidental thereto as set forth in a document:

Purpose:  electric utility

O.R. Book 12633, Page 150, of the Public Records of Broward County, Florida.

B-1

10.

Easement(s) for the purpose(s) as may be shown below and rights incidental thereto as set forth in a document:

Purpose:  sewage transmission and collection

O.R. Book 13184, Page 205, of the Public Records of Broward County, Florida.

11.

Easement(s) for the purpose(s) as may be shown below and rights incidental thereto as set forth in a document:

Purpose:

water transmission and distribution

O.R. Book 13184, Page 209, of the Public Records of Broward County, Florida.

12.

Mortgage given by Seller, as mortgagor, to GE Commercial Finance Business Property Corporation, as mortgagee, recorded in Official Records Book 41190 at Page 975 of the Public Records of Broward County, Florida, to be assumed by Purchaser, K/H - Sunrise, LLC.

B-2